UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 13, 2005
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                            Micropac Industries, Inc.
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             (Exact name of registrant as specified in its charter)


           Delaware                       0-5109                  75-225149
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(State or other jurisdiction      (Commission File Number)      (IRS employer
    of  incorporation)                                       Identification No.)


  905 East Walnut Street, Garland, Texas                             75040
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  Address of principal executive offices                             Zip Code


Registrant's telephone number, including area code:      (972) 272-3571
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Ms. Connie Wood, Chief Executive Officer of Micropac Industries, Inc., has announced her retirement effective October 12, 2005 after more than 36 years of service. Ms. Wood, 66, will remain with the Company on a consulting basis through the end of the year, and will continue to serve on the Board of Directors. In February 2002, Ms. Wood was elected to the Board of Directors, and in May 2002 was elected Chief Executive Officer of the Company. Prior to May 2002, Ms. Wood was President and Chief Operating Officer of the Company.

The board of directors elected Mr. Mark King, 51, as President and Chief Executive Officer to succeed Ms. Wood effective October 12, 2005. In, addition, Mr. King was elected as a director to the board. Mr. King has been an Executive Vice President and Chief Operating Officer of Micropac Industries, Inc. since November of 2002.

This change in leadership is consistent with the board of director's succession plan developed three (3) years ago when Mr. King joined the Company.

Mr. King has 27 years senior management experience in design, development, manufacturing, and business development serving the advanced electronics industry, including 22 years with Texas Instruments, Inc. and later Raytheon through acquisition. He has a BS degree in Mechanical Engineering and a Master's degree in Business Administration. Mr. King joined Micropac Industries, Inc. on November 11, 2002, where he has served as the company's Executive Vice President and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated 10/13/2005                                       MICROPAC INDUSTRIES, INC.
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                                                             (Registrant)


                                                        /s/ Patrick S. Cefalu
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                                                       (Signature)
                                                       Patrick S. Cefalu
                                                       Chief Financial Officer